UTILITIES FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

OGE Energy Corp.†

12,326 $

447,311

Puget Energy, Inc.

16,063

440,608

Exelon Corp.

21,718 $

1,773,058

Southern Union Co.

14,375

422,050

Southern Co.†

33,347

1,292,196

UGI Corp.

14,847

404,581

Dominion Resources, Inc.

26,824

1,272,799

AGL Resources, Inc.

10,288

387,240

FPL Group, Inc.

18,714

1,268,435

Dynegy Inc.*

53,649

383,054

Public Service Enterprise

ITC Holdings Corp.

6,660

375,757

Group, Inc.

12,472

1,225,249

Aqua America, Inc.†

17,542

371,890

Duke Energy Corp.†

59,724

1,204,633

Great Plains Energy, Inc.†

12,557

368,171

Entergy Corp.

9,705

1,159,942

Atmos Energy Corp.

12,872

360,931

FirstEnergy Corp.

15,765

1,140,440

Westar Energy, Inc.†

13,743

356,493

Constellation Energy Group,

Nicor, Inc.†

7,527

________

318,768

Inc.

10,579

1,084,665

Total Common Stocks

PPL Corp.

20,523

1,069,043

(Cost $31,731,161)

________

39,376,340

American Electric Power Co.,

Face

Inc.

21,241

988,981

Amount

Sempra Energy

15,654

968,670

REPURCHASE AGREEMENTS 0.6%

Edison International

17,649

941,927

AES Corp.*

41,491

887,493

Collateralized by U.S. Treasury

Consolidated Edison, Inc.

17,613

860,395

Obligations

PG&E Corp.

19,884

856,802

Progress Energy, Inc.†

17,305

838,081

Lehman Brothers Holdings, Inc.

Allegheny Energy, Inc.

12,738

810,264

issued 12/31/07 at 1.00% due

Ameren Corp.†

14,483

785,123

01/02/08

$

232,256

________

232,256

NRG Energy, Inc.*†

17,226

746,575

Total Repurchase Agreements

Xcel Energy, Inc.

32,224

727,296

(Cost $232,256)

________

232,256

Questar Corp.

13,358

722,668

SECURITIES LENDING COLLATERAL 12.8%

Mirant Corp.*†

18,035

703,004

Investment in Securities Lending Short

Reliant Energy, Inc.*

26,503

695,439

Term

DTE Energy Co.

13,659

600,450

Investment Portfolio Held

Equitable Resources, Inc.

11,144

593,752

by U.S. Bank

5,079,521

________

5,079,521

Wisconsin Energy Corp.

11,880

578,675

Total Securities Lending Collateral

Pepco Holdings, Inc.

19,293

565,864

(Cost $5,079,521)

5,079,521

CenterPoint Energy, Inc.†

31,982

547,852

Total Investments 112.9%

SCANA Corp.

12,795

539,309

(Cost $37,042,938)

$

__________

44,688,117

Northeast Utilities

16,982

531,706

Liabilities in Excess of Other

Energen Corp.

8,188

525,915

Assets – (12.9)%

$

__________

(5,103,131)

MDU Resources Group, Inc.

18,730

517,135

Alliant Energy Corp.

12,621

513,548

Net Assets – 100.0%

$

39,584,986

*

Non-Income Producing Security.

NiSource, Inc.†

26,958

509,237

†

All or a portion of this security is on loan at December 31,

Pinnacle West Capital Corp.†

11,595

491,744

2007.

Oneok, Inc.

10,970

491,127

Energy East Corp.

17,721

482,188

CMS Energy Corp.†

27,034

469,851

Sierra Pacific Resources

27,443

465,982

NSTAR

12,860

465,789

Integrys Energy Group, Inc.

8,908

460,455

National Fuel Gas Co.†

9,810

457,931

TECO Energy, Inc.†

26,463

455,428

DPL, Inc.

15,257

452,370

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